Exhibit 99.1

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Ero Copper Corp.
Reporting Year	From	1/1/2023	To:	12/31/2023	Date submitted	5/29/2024
Reporting Entity ESTMA Identification Number	E091548		Original Submission Amended Report
Other Subsidiaries Included (optional field)

Not Consolidated

Not Substituted

Attestation by Reporting Entity

In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Eric Sye				Date	5/29/2024
Position Title	VP Finance

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2023	To:	12/31/2023
Reporting Entity Name	Ero Copper Corp.					Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E091548
Subsidiary Reporting Entities (if necessary)
Payments by Payee
Country	Payee Name	Departments, Agency, etc… within Payee that Received Payments	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee[1]	Notes
Brazil	Federal Government of Brazil	Tax Authority	$14,310,000		$50,000					$14,360,000	Income and property taxes
Brazil	Federal Government of Brazil	Department of Mining Production		$7,350,000						$7,350,000	Mineral royalties
Brazil	Federal Government of Brazil	National Mining Agency			$200,000					$200,000	Mining concessions
Brazil	State Government of Mato Grosso	Tax Authority		$920,000						$920,000	Mineral royalties
Brazil	Municipal Government of Tucuma	City Hall			$490,000					$490,000	Donations

Additional Notes:	[1] All amounts paid to payees were in BRL, and have been converted and reported in US dollars at an average exchange rate for 2023: $1 BRL = $0.2002 USD

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2023	To:	12/31/2023
Reporting Entity Name	Ero Copper Corp.					Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E091548
Subsidiary Reporting Entities (if necessary)
Payments by Project
Country	Project Name	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project[1]	Notes
Brazil	Caraiba	$8,730,000	$5,620,000	$140,000					$14,490,000
Brazil	Xavantina	$5,580,000	$2,650,000	$110,000					$8,340,000
Brazil	Tucuma			$490,000					$490,000

Additional Notes:	[1] All amounts paid to payees were in BRL, and have been converted and reported in US dollars at an average exchange rate for 2023: $1 BRL = $0.2002 USD